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                                State of Hawaii
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         BUSINESS REGISTRATION DIVISION
                              1010 Richards Street
                 Mailing Address: P.O. Box 40, Honolulu, HI 96810

   STATEMENT OF ISSUANCE OF SHARES OF PREFERRED OR SPECIAL CLASSES IN SERIES
                    (SECTION 415-16, HAWAII REVISED STATUTES)

     The undersigned, duly authorized officers of the corporation submitting this Statement, certify as follows:

1.   The name of the corporation is:

     HAWAIIAN NATURAL WATER COMPANY, INC.
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2. A copy of the resolution establishing and designating the series, and fixing, and determining the relative rights and preferences of the new shares is attached.

3.   The resolution was adopted on:   March            1,           1999      .
                                   -------------------------------------------
                                     (Month           Day           Year)

4.   The resolution was adopted by the Board of Directors.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this   1st   day of  March  , 1999 .
                       -------        --------  ------

Marcus Bender,                           Tate Robinson,
President                                Vice President
-------------------------------------    --------------------------------------
      (Type/Print Name & Title)                (Type/Print Name & Title)


/s/ MARCUS BENDER                        /s/ TATE ROBINSON
-------------------------------------    --------------------------------------
        (Signature of Officer)                   (Signature of Officer)


                       (SEE REVERSE SIDE FOR INSTRUCTIONS)

                            UNANIMOUS WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                      HAWAIIAN NATURAL WATER COMPANY, INC.

                                  MARCH 1, 1999

         The undersigned, being all of the directors of Hawaiian Natural Water Company, Inc., a Hawaii corporation (the "Corporation"), do hereby consent to and adopt the following resolutions by unanimous written consent, without a meeting, pursuant to Section 415-44 of the Hawaii Business Corporation Act.

     RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by Article IV, Section 1 of the Corporation's Articles of Incorporation, as amended (the "Articles of Incorporation"), a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"), to consist of 1,250 shares, par value $1.00 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as set forth below:

     1. NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK. Of the 5,000,000 shares of authorized but unissued Preferred Stock, $1.00 par value ("Preferred Stock") of the Corporation, one thousand two hundred fifty (1,250) shares shall be designated and known as Series A Convertible Preferred Stock, par value $1.00 per share ("Series A Convertible Preferred Stock"). Seven hundred fifty (750) of such shares shall be issued and outstanding on the date (the "Original Issuance Date") this resolution is filed with the Hawaii Department of Commerce and Consumer Affairs and is made part of the Corporation's Articles of Incorporation or such later date as such shares are issued and paid for pursuant to Section 2.1(a) of that certain Convertible Preferred Shares and Warrant Purchase Agreement dated as of March 1, 1999 among the Corporation and the other persons signatory thereto (the "Purchase Agreement"). An additional five hundred (500) of such shares shall be issued and outstanding on the date (the "Deferred Issuance Date") that such shares are issued and paid for in accordance with Section 2.1(c) of the Purchase Agreement.

     2.    VOTING.

         (a) Unless required by law, no holder of any shares of Series A Convertible Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (or any written actions of stockholders in lieu of meetings) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. Notwithstanding the foregoing, the Corporation shall provide each holder of record of Series A Convertible Preferred

Stock with timely notice of every meeting of stockholders of the Corporation and shall provide each holder with copies of all proxy materials distributed in connection therewith.

         (b) So long as shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Hawaii General Corporation
Law) of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock:

              (i) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock;

              (ii) create any new class or series of capital stock having parity with or a preference over the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series A Convertible Preferred Stock;

              (iii) increase the authorized number of shares of Series A Convertible Preferred Stock; or

              (iv) do any act or thing not authorized or contemplated by this resolution which would result in taxation of the holders of shares of the Series A Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         In the event holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock, pursuant to subsection (b) above, so as to affect the Series A Convertible Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series A Convertible Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert any and all shares of then held Series A Convertible Preferred Stock pursuant to the terms of this Certificate of Designation as in effect prior to such alteration or change, or else to continue to hold their shares of Series A Convertible Preferred Stock.

     3.  DIVIDENDS.

         The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, before any cash dividend shall be declared and paid upon or set aside for the Common Stock in any fiscal year of the Corporation, out of funds legally available for that purpose, cumulative dividends payable in cash or Common Stock (at the sole election of the Corporation) in an amount per share for such fiscal year equal to $40.00. Such dividends shall be payable quarterly on May 31, August 31, November 30 and February 28 of each year. In the event that the Corporation shall elect to pay any such dividend payment in the form of Common Stock, such Common Stock shall be valued at the Market Price on the dividend payment date, as defined in
Section 5 below.

     4. LIQUIDATION. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidating Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation other than Senior Securities upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series A Convertible Preferred Stock shall have received the Liquidation Preference (as defined in Section 4(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Convertible Preferred Stock and holders of securities ranking pari passu as to preference upon liquidation with the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Convertible Preferred Stock and such pari passu securities shall be distributed ratably among such shares in proportion to the ratio that that Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

         (a) At the option of each holder, the sale, conveyance of disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series or related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other person or persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to such transaction an amount equal to the Liquidation Preference with respect to each outstanding share of Series A Convertible Preferred Stock held by such holder in accordance with and subject to the terms of this Section 4.

         (b) The Liquidation Preference shall be the Stated Value of $1,000 per share of Series A Convertible Preferred Stock plus all accrued but unpaid dividends.

     5. OPTIONAL CONVERSION. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

         (a) RIGHT TO CONVERT; CONVERSION PRICE. Subject to the terms, conditions, and restrictions of this Section 5, the holder of any shares of Series A Convertible Preferred Stock shall have the right to convert each such share of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into an amount of shares of Common Stock equal to the Stated Value of such share or shares of Series A Convertible Preferred Stock divided by (i) the average of the three lowest closing bid prices, as reported by Bloomberg L.P., on the principal market for the Corporation's Common Stock based on trading volume (the "Principal Market") during the period of 22 consecutive trading days ending with the last trading day prior to the date of conversion (the "Conversion Date") (the "Market Price"), after (ii) discounting the Market Price by 20% to determine the conversion price (the "Conversion Price"); provided, however, that in no event shall the Conversion Price be greater than $4.00 per share of Common Stock; and, provided further, that until the Deferred Issuance Date, the Conversion Price shall be $3.00 per share of Common Stock. To illustrate, following the Deferred Issuance Date, if the Market Price as of the Conversion Date is $6.00 and 100 shares of Series A Convertible Preferred Stock are being converted, the Stated Value for which would be $100,000, then the Conversion Price shall be $4.80 per share of Common Stock ($6.00 x .80), whereupon the Stated Value of $100,000 of Series A Convertible Preferred Stock would entitle the holder thereof to convert the 100 shares of Series A Convertible Preferred Stock into 20,833 shares of Common Stock ($100,000 divided by $4.80 equals 20,833). In addition, if the Conversion Price on any Conversion Date is less than $4.00, then the Corporation shall have the option, prior to receipt of a Conversion Notice from the holder and upon prior written notice to the holder, to pay the holder in shares of Common Stock as set forth above, or else in cash in an amount equal to (i) the closing price (or closing ask price, if the closing price is not reported) on the Principal Market on the day prior to the Conversion Date multiplied by (ii) the number of shares of Common Stock which would otherwise be issuable to the holder upon such conversion, or any combination of cash and Common Stock. If notice of the Corporation's election to pay the holder in cash is not received by the holder prior to the receipt by the Corporation of a Conversion Notice, the Corporation shall pay the holder in shares of Common Stock. Unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the Principal Market, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series A Convertible Preferred Stock if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon conversion of or as dividends on shares of the Series A Convertible Preferred Stock together with any shares of Common Stock previously issued upon exercise of the Stock Purchase Warrants issued by the Corporation on the Original Issuance Date to the original purchasers of the Series A Convertible Preferred Stock, would exceed 19.9% of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Original Issuance Date. The Corporation covenants with the holders that it shall present such matter to a meeting of its stockholders to be held no later than June 10, 1999, with the recommendation of its Board of Directors that such proposal be approved. In the event that the Corporation has not obtained stockholder approval of such issuance by June 10, 1999 (or such later date as an issuance in excess of 19.9% would occur), the Corporation shall honor such conversion request (resulting in an issuance in excess of 19.9%) in cash in accordance with the next previous sentence, irrespective of the Conversion Price.

         (b) CONVERSION DATE. The holder of any shares of Series A Convertible Preferred Stock may convert: (i) until the Deferred Issuance Date, any or all of the outstanding shares of Series A Convertible Preferred Stock held by such holder; provided however, that any such conversion shall be at a Conversion Price of $3.00 per share; and (ii) after the Deferred Issuance Date and (A) within 90 days of the Original Issuance Date, 25% of the total amount of shares of Series A Convertible Preferred Stock purchased by such holder from the Corporation (or such greater amount as may have been converted pursuant to the immediately preceding clause (i)); provided however, that any such conversion made shall be at a Market Price no lower than the Market Price on the Original Issuance Date, and in no event at a Market Price lower than $3.00 per share; (B) within 120 days after the Original Issuance Date, 50% of the total amount of shares of Series A Convertible Preferred Stock purchased by such holder from the Corporation (or such greater amount as may have been converted pursuant to the immediately preceding clause (i)); (C) within 150 days after the Original Issuance Date, 75% of the total amount of shares of Series A Convertible Preferred Stock purchased by such holder from the Corporation; and (D) within 180 days after the Original Issuance Date, 100% of the total amount of shares of Series A Convertible Preferred Stock purchased by such holder from the Corporation.

              (i) The holder shall not have the right, and the Company shall not have any obligation, to convert all or any portion of the Series A Convertible Preferred Stock if and to the extent that the issuance to the holder of Common Shares upon such conversion would result in the holder being deemed the "beneficial owner" of more than 9.9% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a holder from being deemed the beneficial owner of more than 9.9% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such holder's shares of Series A Convertible Preferred Stock pursuant to Section 7(a) hereof as are necessary to cause such holder to be deemed the beneficial owner of not more than 9.9% of the then outstanding shares of Common Stock.

         (c) NOTICE OF CONVERSION. The right of conversion shall be exercised by the holder thereof by giving written notice (the "Conversion Notice") to the Corporation, by facsimile or by registered mail or overnight delivery service, with a copy by facsimile to the Corporation's then transfer agent for its Common Stock, as designated by the Corporation from time to time, that the holder elects to convert a specified number of shares of Series A Convertible Preferred Stock representing a specified Stated Value thereof into Common Stock and, if such conversion will result in the conversion of all of such holder's shares of Series A Convertible Preferred Stock, by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The Conversion Notice shall include therein the Stated Value of shares of Series A Convertible Preferred Stock to be converted, and a calculation (i) of the Market Price, (ii) the Conversion Price, and (iii) the number of shares of Common Stock to be issued in connection with such conversion.

         (d) ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly, but in no event more than three business days, after the receipt of the Conversion Notice referred to in Section 5(c) and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted (if required), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Series A Convertible Preferred Stock are converted. To the extent permitted by law, such conversion shall be deemed to have been effected on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified in such Conversion Notice, which must be during the calendar day of such notice, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Issuance of shares of Common Stock issuable upon conversion which are requested to be registered in a name other than that of the registered holder shall be subject to compliance with all applicable federal and state securities laws.

              (i) The Corporation understands that a delay in the issuance of the shares of Common Stock beyond three business days could result in economic loss to the holder. As compensation to the holder for such loss, the Corporation agrees to pay late payments to the holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where "NO. BUSINESS DAYS LATE" is defined as the number of business days beyond three (3) business days from the date of receipt by the Corporation of the Conversion Notice):

                                              Late Payment For Each
                                         $5,000 of Liquidation Preference
     No. Business Days Late                   Amount Being Converted
--------------------------------     -----------------------------------------
               1                                       $100
               2                                       $200
               3                                       $300
               4                                       $400
               5                                       $500
               6                                       $600
               7                                       $700
               8                                       $800
               9                                       $900
              10                                     $1,000


                                              Late Payment For Each
                                         $5,000 of Liquidation Preference
     No. Business Days Late                   Amount Being Converted
--------------------------------     -----------------------------------------
              >10                      $1,000 + $200 for each Business Day
                                               Late beyond 10 days


The Corporation shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit holder's right to pursue injunctive relief and/or actual damages for the Corporation's failure to issue and deliver Common Stock to the holder. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Corporation fails for any reason to effect delivery of such shares of Common Stock within five business days the date of receipt of the Conversion Notice, the holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation whereupon the Corporation and the holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice.

              (ii) If, at any time (a) the Corporation challenges, disputes or denies the right of the holder to effect the conversion of the Series A Convertible Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 5 or
(b) any third party who is not and has never been an Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the holder hereof to effect the conversion of the Series A Convertible Preferred Stock into Common Shares, then the holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the Series A Convertible Preferred Stock for cash at a redemption price equal to one hundred twenty percent (120%) of the Stated Value thereof (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the holder).

              (iii) The holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C.
Section 101 ET SEQ. (the "Bankruptcy Code"). In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C.
Section 362 in respect of the holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Series A Convertible Preferred Stock. The Corporation agrees, without cost or expense the holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

         (e) FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock. All fractional shares shall be rounded up to the nearest whole share.

         (f) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, or, in the case of any consolidation, merger or mandatory share exchange of the Corporation into any other company, then, as a condition of such reorganization, reclassification or exchange, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization, reclassification or exchange not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

         (g) ADJUSTMENTS FOR SPLITS, COMBINATIONS, ETC. The Conversion Price and the number of shares of Common Stock into which the Series A Convertible Preferred Stock shall be convertible shall be adjusted for stock splits, stock dividends, combinations or other similar events. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to exercise for fair value of options, warrants or restricted stock.

     6.   MANDATORY CONVERSION.

         (a) MANDATORY CONVERSION DATE. If on or after March 1, 2001 (such date as selected by the Corporation being the "Mandatory Conversion Date"), there remain issued and outstanding any shares of Series A Convertible Preferred Stock, then the Corporation shall be entitled to require all (but not less than all) holders of shares of Series A Convertible Preferred Stock then outstanding to convert their shares of Series A Convertible Preferred Stock into shares of Common Stock or, at the option of the Corporation, to buy out all such holders in cash, at the then effective Conversion Price pursuant to Section 5(a). The Corporation shall provide written notice (the "Mandatory Conversion Notice") to the holders of shares of Series A Convertible Preferred Stock of such mandatory conversion or such mandatory buy-out. The Mandatory Conversion Notice shall include (i) the Stated Value of the shares of Series A Convertible Preferred Stock to be converted or bought out, (ii) the Conversion Price at the Mandatory Conversion Date, and
(iii) the number of shares of the Corporation's Common Stock to be issued (or the amount of cash to be paid in the event of a buy-out) upon such mandatory conversion or such mandatory buy-out at the then applicable Conversion Price. Notwithstanding the foregoing, in no event shall the Corporation convert that portion of the Series A Convertible Preferred Stock to the extent that the issuance of Common Stock upon the conversion of such Series A Convertible Preferred Stock, when combined with shares of Common Stock received upon other conversions of Series A Convertible Preferred Stock by such holder and any other holders of Series A Convertible Preferred Stock or upon exercise of the Stock Purchase Warrants referred to in Section 5(a), would exceed 19.9% of the Common Stock outstanding on the Original Issuance Date (unless stockholder approval has been obtained as described in Section 5(a)), or as to any individual holder, make such holder the beneficial owner of 9.9% or more of the Company's then-outstanding Common Stock.

         (b) SURRENDER OF CERTIFICATES. On or before the Mandatory Conversion Date, each holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such Mandatory Conversion Notice (or an affidavit of lost certificate in form and content reasonably satisfactory to the Corporation), and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled or, in the event of a buy-out by the Corporation, the amount of cash such holder is entitled within three business days. On the Mandatory Conversion Date, all rights with respect to the Series A Convertible Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate. All certificates evidencing shares of Series A Convertible Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof, from and after the Mandatory Conversion Date, shall be deemed to have been retired and cancelled, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series A Convertible Preferred Stock accordingly.

     7.   REDEMPTION OF SERIES A CONVERTIBLE PREFERRED STOCK.

         (a) RIGHT TO REDEEM SERIES A CONVERTIBLE PREFERRED STOCK. At any time, and from time to time, so long as the Market Price on the date of the Redemption Notice does not exceed 150% of the Market Price on the Original Issuance Date, the Corporation may, in its sole discretion, but shall not be obligated to, redeem, in whole or in part, the then issued and outstanding shares of Series A Convertible Preferred Stock, at a price equal to (i) 110% of the Stated Value, plus all accrued but unpaid dividends, if the Redemption Date is within 122 days of the Original Issuance Date; (ii) 115% of the Stated Value, plus all accrued but unpaid dividends, if the Redemption Date is more than 122 days but less than or equal to 244 days from the Original Issuance Date; and (iii) 120% of the Stated Value, plus all accrued but unpaid dividends, if the Redemption Date is more than 244 days from the Original Issuance Date.

         (b) NOTICE OF REDEMPTION. The Corporation shall provide each holder of record of the Series A Convertible Preferred Stock being redeemed with written notice of redemption (the "Redemption Notice") not less than 10 days prior to any date stipulated by the Corporation for the redemption of the Series A Convertible Preferred Stock (the "Redemption Date"). The Redemption Notice shall contain (i) the Redemption Date, (ii) the number of shares of Series A Convertible Preferred Stock to be redeemed from the holder to whom the Redemption Notice is delivered, (iii) instructions for surrender to the Corporation of the certificate or certificates representing the shares of Series A Convertible Preferred Stock to be redeemed, and (iv) a procedure for the holder to specify the number of shares of Series A Convertible Preferred Stock to be converted into Common Stock pursuant to Section 5, subject to the limitation set forth in Section 7(c).

         (c) RIGHT TO CONVERT SERIES A CONVERTIBLE PREFERRED STOCK UPON RECEIPT OF REDEMPTION NOTICE. Upon receipt of the Redemption Notice, the recipient thereof shall have the option, at its sole election, to specify what portion of the Series A Convertible Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this
Section 7 or converted into Common Stock in the manner provided in Section 5 and limited to those shares which would otherwise be convertible pursuant to
Section 5(b). If the holder of the Series A Convertible Preferred Stock called for redemption elects to convert any of such shares then eligible for conversion, then such conversion shall take place on the Conversion Date specified by the holder, but in no event after the Redemption Date, in accordance with the terms of Section 5.

         (d) SURRENDER OF CERTIFICATES; PAYMENT OF REDEMPTION PRICE. On or before the Redemption Date, each holder of the shares of Series A Convertible Preferred Stock to be redeemed shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon payment to the holder of the Redemption Price, each such surrendered certificate shall be cancelled and retired. If payment of such redemption price is not made in full by the Redemption Date the Holder shall again have the right to convert the Series A Convertible Preferred Stock as provided in Section 5 hereof. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall issue new certificates to be registered in the names of the person(s) whose name(s) appear(s) as the owners on the respective surrendered certificates and deliver such certificate to such person(s).

     8.   NOTICES. In case at any time:

         (a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

         (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

         (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

         (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex or facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least five (5) business days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least five (5) business days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

     9. STOCK TO BE RESERVED. The Corporation, upon the effective date of this resolution, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of the Series A Convertible Preferred Stock. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation, as amended.

     10. NO REISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

     11. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holder for any United States issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

     12. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     13. DEFINITIONS. As used in this resolution, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, no par value, as constituted on the date of filing of this resolution, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this resolution, or in case of any reorganization, reclassification, or stock split of the outstanding shares thereof, the stock, securities or assets provided for in Subparagraph 5(f) and (g). Any capitalized terms used in this resolution but not defined herein shall have the meanings assigned to them in the Purchase Agreement. A copy of the Purchase Agreement will be provided to any stockholder of the Corporation upon request to the Secretary of the Corporation, without charge.

     14. LOSS, THEFT, DESTRUCTION OF PREFERRED STOCK. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of certificates representing shares of Series A Convertible Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series A Convertible Preferred Stock certificate, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificates for Series A Convertible Preferred Stock, new certificates for Series A Convertible Preferred Stock of like tenor. The Series A Convertible Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 14 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series A Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statue existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     15. WHO DEEMED ABSOLUTE OWNER. The Corporation may deem the person in whose name the Series A Convertible Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series A Convertible Preferred Stock for the purpose of conversion of the Series A Convertible Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series A Convertible Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

     16. REGISTER. The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock, for the registration of the Series A Convertible Preferred Stock. Upon any transfer of the Series A Convertible Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the Series A Convertible Preferred Stock register.

     17. WITHHOLDING. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series A Convertible Preferred Stock.

     18. HEADINGS. The headings of the Sections of this resolution are inserted for convenience only and do not constitute a part of this resolution.

     IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of the date first above written.

                                                 -------------------------------
                                                 Marcus Bender

                                                 -------------------------------
                                                 Brian Barbata

                                                 -------------------------------
                                                 Michael Chagami

                                                 -------------------------------
                                                 Keijiro Sorimachi

Nonrefundable Filing Fee: $50.00                                DOMESTIC PROFIT
                                                              General Amendment
Submit Original and
One True Copy
                                    STATE OF HAWAII
                      DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                            Business Registration Division
                                1010 Richards Street
                 Mailing Address: P.O. Box 40, Honolulu, Hawaii  96810

                               ARTICLES OF AMENDMENT
                    (Section 415-61, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

     The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.  The name of the corporation is:
      HAWAIIAN NATURAL WATER COMPANY, INC.
    ---------------------------------------------------------------------------

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3.  The total number of shares outstanding is: 1,599,212 common, 0 preferred
                                               --------------------------------

4.  If adoption of the amendment(s) was at a meeting, complete the following:

       The meeting of the shareholders was held on ____________________________
                                                    (Month      Day       Year)

-------------------------------------------------------------------------------
Class/Series         Number of Shares Voting          Number of Shares Voting
                        For Amendment                    Against Amendment
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

5. If adoption of the amendment(s) was by unanimous consent, complete the following:

    By written consent dated February 3, 1997
                             ----------------
                             (Month  Day Year)
    the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.
         Not applicable
    ---------------------------------------------------------------------------

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 4th day of February, 1997

    Marcus I. Bender, President           Tate Robinson, Vice President
     (Type/Print Name & Title)              (Type/Print Name & Title)

    /s/ Marcus I. Bender                  /s/ Tate Robinson
    ---------------------                  --------------------
    (Signature of Officer)                (Signature of Officer)

Signatures must be in black ink.
Articles must be signed by two individuals who are officers of the corporation.

               (See Reverse Side For Instructions)

                    ATTACHMENT TO ARTICLES OF AMENDMENT

                                    of

                    HAWAIIAN NATURAL WATER COMPANY, INC.



     1. ARTICLE IX of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) if that person is or was a director, officer, employee or other agent of the corporation (individually and/or collectively referred to as "agent"), against expenses, judgments, fines, settlement, and other amounts actually and reasonably incurred in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, and no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, or that the person had reasonable cause to believe that the person's conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor because that person is or was an agent of the corporation, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation unless and only to the extent the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     (c) To the extent that an agent has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or
     (b), or in defending any claim, issue, or matter therein, the agent shall be indemnified by the corporation against expenses actually and reasonably incurred by the agent in connection therewith.

     (d) Any indemnification under subsection (a) or (b) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subsection (a) or (b). The determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (2) if a quorum is not obtainable, by independent legal counsel in a written opinion, or (3) by the stockholders, or (4) by the court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the corporation.

     (e) Expenses incurred in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of an agent of the corporation to repay such amount unless it shall ultimately be determined that the agent is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the By-Laws, or any agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs and personal representatives of such a person.

     (g) The corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation, against any liability asserted against or incurred by the agent of the corporation in any such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against such liability under this Article. Any such insurance may be procured from any insurance company designated by the Board of Directors, including any insurance company in which the corporation shall have an equity or other interest, through stock ownership or otherwise.

     2.  The following shall be added as Article XI of the Articles of
Incorporation:

     (a) No director of the corporation shall bear personal liability in any action brought by the stockholders or the corporation for monetary damages for a breach of fiduciary duty as a director, provided, however, that the corporation shall not have the power to eliminate or limit the personal liability of a director:

          (1) For any breach of the director's duty of loyalty to the corporation or its stockholders;

          (2) For any act or omission of the director not performed in good faith, or which involves intentional misconduct or knowing violation of law, or which constitutes a wilful or reckless disregard of the director's fiduciary duty;

          (3) For the director's wilful or negligent violation of any provision of the Hawaii Business Corporation Act regarding payment of dividends or stock purchase or redemption; or

          (4) For any transaction from which the director received an improper benefit.

                                    STATE OF HAWAII
                      DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                            Business Registration Division
                                1010 Richards Street
                 Mailing Address: P.O. Box 40, Honolulu, Hawaii  96810

                                                         ----------------------
                                                         DEPARTMENT OF COMMERCE
                                                           AND CONSUMER AFFAIRS
                                                                STATE OF HAWAII
                                                                       FILED ON
                                                               October 10, 1996
                                                         ----------------------
                                               AMD 00045917  2-10/18/96  100.00
                                               B23 00045918  2-10/18/96   10.75
                                               811 00045919  2-10/18/96    3.00

                               ARTICLES OF AMENDMENT
                    (Section 415-61, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

     The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.  The name of the corporation is:
      HAWAIIAN NATURAL WATER COMPANY, INC.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3.  The total number of shares outstanding is: 1,599,212 common, 0 preferred

4.  If adoption of the amendment(s) was at a meeting, complete the following:

       The meeting of the shareholders was held on ____________________________
                                                    (Month      Day       Year)

-------------------------------------------------------------------------------
Class/Series         Number of Shares Voting          Number of Shares Voting
                        For Amendment                    Against Amendment
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

5. If adoption of the amendment(s) was by unanimous consent, complete the following:

    By written consent dated October 10, 1996
                             ----------------
                             (Month  Day Year)
    the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.
         See attached

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 10th day of October, 1996

    Marcus I. Bender, President           Tate Robinson, Vice President
     (Type/Print Name & Title)              (Type/Print Name & Title)

    /s/ Marcus I. Bender                  /s/ Tate Robinson
    ---------------------                  --------------------
    (Signature of Officer)                (Signature of Officer)

Signatures must be in black ink.
Articles must be signed by two individuals who are officers of the corporation.

               (See Reverse Side For Instructions)

                       ATTACHMENT TO ARTICLES OF AMENDMENT
                                      of
                       HAWAIIAN NATURAL WATER COMPANY, INC.

     1. ARTICLE IV, Section 1 of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

     "SECTION 1. Authorized Stock. The amount of authorized capital stock of the corporation shall be TWENTY MILLION (20,000,000) shares of common stock, no par value, and FIVE MILLION (5,000,000) shares of preferred stock at the par value of One Dollar ($1.00) per share. The corporation shall have the privilege of hereafter extending or increasing the authorized capital stock, from time to time, and to issue shares accordingly. The Board of Directors shall have authority to divide any or all of the classes of preferred stock into series and fix and determine the relative rights and preferences of said shares of any series.

     2. ARTICLE IV, Section 2 of the Articles of Incorporation is hereby deleted in its entirety.

     3. ARTICLE IV, Section 3 of the Articles of Incorporation is hereby deleted in its entirety.

     3. ARTICLE XI of the Articles of Incorporation is hereby deleted in its entirety.

                       ATTACHMENT TO ARTICLES OF AMENDMENT
                                      of
                       HAWAIIAN NATURAL WATER COMPANY, INC.

     6. Immediately preceding the adoption and approval of the proposed amendments to the Articles of Incorporation, the issued and outstanding Three Hundred Fifty (350) shares of convertible preferred stock at a par value of Six Hundred Sixty Six and 67/100 Dollars ($666.67) (the "Convertible Preferred Stock") was converted to an aggregate Three Hundred Eighty-Nine Thousand (389,000) shares of common stock.

     Accordingly, Article IV, Section 1 has been amended to delete the reference to the authorized Five Hundred (500) shares of Convertible Preferred Stock, and Article IV, Sections 2 and 3 have been deleted in their entirety to confirm that the rights and preferences related to the Convertible Preferred Stock have been eliminated.

                                    STATE OF HAWAII
                      DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                            Business Registration Division
                                1010 Richards Street
                 Mailing Address: P.O. Box 40, Honolulu, Hawaii  96810

                                                         ----------------------
                                                         DEPARTMENT OF COMMERCE
                                                           AND CONSUMER AFFAIRS
                                                                STATE OF HAWAII
                                                                       FILED ON
                                                                  July 30, 1996
                                                         ----------------------

                                              [Three columns illegible numbers]

                               ARTICLES OF AMENDMENT
                    (Section 415-61, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

     The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.  The name of the corporation is:
      HAWAIIAN NATURAL WATER COMPANY, INC.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2)

3. The total number of shares outstanding is: Common 1,000 Shares - Preferred 500 Shares

4.  If adoption of the amendment(s) was at a meeting, complete the following:

       The meeting of the shareholders was held on June 5, 1996
                                                 (Month  Day  Year)

-------------------------------------------------------------------------------
Class/Series         Number of Shares Voting          Number of Shares Voting
                        For Amendment                    Against Amendment
-------------------------------------------------------------------------------
Common                 1,000 Shares                       - 0 -
Preferred                350 Shares                       - 0 -
-------------------------------------------------------------------------------

5. If adoption of the amendment(s) was by unanimous consent, complete the following:

    By written consent dated
                             ----------------
                             (Month  Day Year)
    the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.
         No change

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 25th day of June, 1996.

    Marcus Bender, President           Tate Robinson, Vice President
     (Type/Print Name & Title)              (Type/Print Name & Title)

    /s/ Marcus Bender                      /s/ Tate Robinson
    ---------------------                  --------------------
    (Signature of Officer)                (Signature of Officer)

Signatures must be in black ink.
Articles must be signed by two individuals who are officers of the corporation.

               (See Reverse Side For Instructions)

                       ATTACHMENT TO ARTICLES OF AMENDMENT
                                      of
                       HAWAIIAN NATURAL WATER COMPANY, INC.
                                 (Corporate Name)

Fill in applicable blank(s) and insert text of the amendment.

Article IV, Section 1, Sentence 1, Paragraph __, is amended to read as follows:

The amount of authorized capital stock of the corporation shall be 20,000,000 shares of common stock, no par value and 500 shares of preferred stock at the par value of Six Hundred Sixty-six and 67/100 Dollars ($667.67) per share.

               IN THE DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                                    OF THE
                               STATE OF HAWAII

                                           AR1   00034672    2-9/22/94   90.00

In the Matter of the Incorporation     )
                                       )
                 of                    )
                                       )
HAWAIIAN NATURAL WATER COMPANY, INC.   )
                                       )
---------------------------------------)

---------------------------------------
             RECEIVED
            SEP 13 1994
              3:50 PM
Dept. of Commerce & Consumer Affairs
          STATE OF HAWAII
---------------------------------------
96863 01

                            ARTICLES OF INCORPORATION
                                       OF
                        HAWAIIAN NATURAL WATER COMPANY, INC.


ROBERT L. SMITH 2109
Attorney at Law, A Law Corporation
Kuakini Plaza South, Suite 200
77-6400 Nalani Street
Kailua-Kona, Hawaii  96740
Telephone:  329-3511

Attorney for Incorporators

                                                        ----------------------
                                                        DEPARTMENT OF COMMERCE
                                                          AND CONSUMER AFFAIRS
                                                               STATE OF HAWAII
                                                                      FILED ON
                                                            September 13, 1994
                                                        ----------------------

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned, desiring to become incorporated as a corporation under and in accordance with the laws of the State of Hawaii and to obtain the benefits conferred by said laws upon incorporation, do hereby mutually agree upon and enter into the following Articles of Incorporation, the terms whereof shall be equally obligatory upon the parties hereto as well as upon all other persons who from time to time may be stockholders in the corporation:

                                      ARTICLE I

     The name of the corporation shall be HAWAIIAN NATURAL WATER COMPANY, INC.

                                     ARTICLE II

     The place of the principal office of the corporation shall be 4747 Kilauea Avenue, Suite 213, Honolulu, Hawaii. Upon incorporation the mailing address will be 4747 Kilauea Avenue, Suite 213, Honolulu, Hawaii 96816. There may be such subordinate or branch offices in such place or places within or without said State as may be deemed necessary or requisite by the Board of Directors to transact the business of the corporation. Such branch or subordinate offices shall be under the supervision of such person or persons as may be appointed by the Board of Directors.

                                   ARTICLE III

     Section 1. The purposes for which this corporation is organized are the following:

     (a) To extract, package and wholesale and/or distribute water for domestic and international sale and consumption.

     (b) To lease and improve real property and well facilities in the State of Hawaii or elsewhere:

     (c) To transact any other lawful business for which corporations may be incorporated under Chapter 415 of the Hawaii Revised Statutes, as amended, in its corporate capacity, in a partnership status, as part of a joint venture or in any other capacity.

     Section 2. And in furtherance of said purposes, the corporation shall have all powers, rights, privileges and immunities, and shall be subject to all of the liabilities conferred or imposed by law upon corporations of this nature, and shall be subject to and have all the benefits of all general laws with respect to corporations.

     The corporation has all powers necessary or proper to carry on its business, that is to say:

     (a) To have succession by its corporate name in perpetuity; to sue and be sued in any court; to make and use a common seal and to alter the same at its pleasure; to hold, purchase and convey such property as the purposes of the corporation shall require, without limit as to amount and to mortgage the same to secure any debt of the corporation; to appoint such subordinate officers or agents as the business of the corporation shall require; to make and adopt and from time to time amend or repeal bylaws not inconsistent with any existing law for the management of its properties, the election and removal of its officers, the regulation of its affairs and the transfer of its stock and for all other purposes permitted by law;

     (b) To borrow money or otherwise incur indebtedness with or without security and to secure any indebtedness by deed of trust, mortgage, pledge, hypothecation or other lien upon all or any part of the real or personal property of the corporation and to execute bonds, promissory notes, bills of exchange, debentures or other obligations or evidences of indebtedness of all kinds, whether secured or unsecured, and to owe debts in an amount which may at any time be in excess of its capital stock;

     (c) To purchase on commission or otherwise subscribe for, hold, own, sell on commission or otherwise, acquire or dispose of and generally to deal in stocks, scripts, bonds, notes, debentures, commercial papers, obligations and securities, including, so far as permitted by law, its own issued shares of capital stock or other securities, and also any other securities, or evidences of indebtedness whatsoever, or any interest therein, and while the owner of the same to exercise all the rights, powers and privileges of ownership;

     (d) To draw, make, accept, endorse, assign, discount, execute and issue all such bills of exchange, bills of lading, promissory notes warrants and other instruments to be assignable, negotiable or transferable by delivery or to order, or otherwise, as the business of the corporation shall acquire;

     (e) To lend and advance money or to give credit, with or without security, to such persons, firms or corporations, and on such terms as may be thought fit; and if with security, then upon mortgages, deeds of trust, pledges or other hypothecation of interest therein or thereto;

     (f) To aid in any manner any corporation of which any of the bonds or other securities or evidences of indebtedness or stock are held by this corporation, and to do any acts or things to preserve, protect, improve or enhance the value of any such bonds or other securities or evidences of indebtedness or stock, including specifically the right and power to enter into and take the management of any business enterprise of any kind or nature, and, while so managing any such business, to do the acts and things incidental or necessary thereto;

     (g) To enter into partnership contracts (as a general partner or as a limited partner) with any other person or persons (natural or corporate), to enter into agreements of joint venture with any such natural or corporate person or persons, and to enter into and perform contracts, undertakings and obligations of every kind and character to the same extent as if this corporation were a natural person;

     (h) To promote, assist, subscribe or contribute to any association, organization, society, company, institution or object, charitable or otherwise, calculated to benefit the corporation or any persons in its employ or having dealings with the corporation, or deemed to be for the common or public welfare;

     (i) To become a party to and effect a merger or consolidation with another corporation or other corporations, and to enter into agreements and relationships not in contravention of laws with any persons, firms or corporations;

     (j) To become surety for or guarantee any dividends, bonds, stocks, contracts, debts, or other obligations, or undertakings of any other person, firm or corporation, and to convey, transfer or assign, by way of pledge or mortgage, all or any of the corporation's property or rights, both present and future, at such terms and conditions as the corporation may determine; and

     (k) To do all or any of the above things in any part of the world, directly or indirectly, and as principal, agent, factor, contractor or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

     Section 3. The enumeration herein of the objects and purposes of this corporation shall be construed as powers as well as objects and purposes and shall be liberally construed both as to purposes and power and shall not be deemed to exclude by inference any powers, objects or purposes which this corporation is or may be empowered to exercise, whether expressly by force of law now or hereafter in effect, or impliedly by the reasonable construction of any law.
                                   ARTICLE IV

     SECTION 1. The amount of authorized capital stock of the corporation shall be ONE THOUSAND (1,000) shares of common stock, no par value and FIVE HUNDRED (500) shares of preferred stock at the par value of Six Hundred Sixty-Six and 67/100 Dollars ($666.67) per share. The corporation shall have the privilege of hereafter extending or increasing the authorized capital stock, from time to time, and to issue shares thereof accordingly, which increase may be divided into common shares and preferred shares in such proportions as the common shareholders of this corporation may decide.

     A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

     SECTION 2. Voting Rights. The holders of common shares and preferred shares issued and outstanding, except where otherwise provided by law or by these Articles of Incorporation, shall have and possess the right to notice of shareholders' meetings and the equal voting rights and powers.

     Subject to all of the rights of the preferred shares, dividends may be paid on the common shares, as and when declared by the Board of Directors, out of any funds of this Corporation legally available for the payment of such dividends only after payment of dividend to preferred shareholders.

     SECTION 3. Preferred Shares. The terms of the preferred shares of the corporation shall be as follows:

     (a) Dividends. The holders of preferred shares shall be entitled to receive out of any funds of this corporation at the time legally available for the declaration of dividends, dividends at the rate of eight percent (8%) per annum of the par value thereof, and no more, payable in cash annually, or at such intervals as the Board of Directors may from time to time determine, when and as declared by the Board of Directors. Dividends on the preferred shares first issued shall accrue from the date of issuance of such shares, and dividends on all preferred shares thereafter issued, if any, shall accrue from the day following the last day of the period for which dividends have already been paid on outstanding preferred shares. Dividends on all issued and outstanding preferred shares shall accrue from day to day, whether or not earned or declared. Such dividends shall be payable before any dividends shall be declared or paid upon or set apart for the common shares, and shall be cumulative, so that if in any year or years after the first year dividends upon the outstanding preferred shares at the rate of eight percent (8%) per annum of the par value thereof shall not have been paid thereon or declared and set apart therefor, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon, or set apart for, the common shares.

     (b) Liquidation. In the event of a voluntary liquidation, dissolution, or winding up of this corporation, the holders of preferred share shall be entitled to receive out of the assets of this corporation, whether such assets are capital or surplus of any nature, an amount equal to 100 percent (100%) of the par value of such preferred shares, and, in addition to such amount, a further amount equal to the dividends unpaid and accumulated thereon, as provided in paragraph (a) of this Section, to the date of such distribution, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of common shares.

     In the event of an involuntary liquidation, dissolution, or winding up of this corporation, the holders of the preferred shares shall be entitled to receive, out of the assets of this corporation, whether such assets are capital or surplus of any nature, an amount equal to 100 percent (100%) of the par value of such preferred shares and a further amount equal to the dividends unpaid and accumulated thereon as provided in paragraph (a) of this Section to the date of such distribution, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of common shares.

     If upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets thus distributed among the holders of the preferred shares shall be insufficient to permit the payment to such shareholders of the full preferential amounts, then the entire assets of this corporation to be distributed shall be distributed ratably among the holders of the preferred shares.

     In the event of any liquidation, dissolution, or winding up of this corporation, whether voluntary or involuntary, subject to all of the preferential rights of the holders of preferred shares on distribution or otherwise, the holders of common shares shall be entitled to receive, ratably, all of the remaining assets of this corporation.

     A consolidation or merger of this corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of this clause.

     (c) Conversion. At the end of three (3) years from the date of issuance thereof all preferred stock shall automatically convert, share for share, to common stock of no par value, with all of the same rights and privileges that pertain to the initial common stock of the corporation. In the event that at the time of conversion any dividends on the preferred shares have accumulated and remain unpaid such unpaid dividends shall constitute a debt of the corporation to the holder of such preferred stock which debt will be evidenced by the issuance by the corporation of a promissory note in the amount of such unpaid dividend.

     Any of all of the preferred shareholders may at their option elect to convert their preferred stock to common stock prior to the expiration of three (3) years from the date of issuance thereof.

     The names of the initial subscribers for shares, the number of shares subscribed for by each subscriber, the subscription price for the share subscribed for by each subscriber, and the amount of the capital paid in cash by each subscriber are as follows:

                               NUMBER AND            SUBSCRIPTION
                               TYPE OF SHARES        PRICE FOR THE       AMOUNT OF
NAMES OF THE                   SUBSCRIBED            SHARES SUB-         CAPITAL PAID
SUBSCRIBERS                    FOR BY EACH           SCRIBED FOR BY      IN CASH BY
FOR SHARE                      SUBSCRIBER            EACH SUBSCRIBER     EACH SUBSCRIBER
--------                       ----------            ---------------     ---------------

HAWAII BREWERY                  500 Common             $  1,000.00         $  1,000.00
DEVELOPMENT CO.,
INC., a Hawaii
corporation


LEX BRODIE'S COMMERCIAL         150 Preferred          $ 100,000.50        $100,000.50
TIRE CO., INC.
a Hawaii corporation

HSC, INC.,                      200 Preferred          $ 133,334.00        $133,334.00
a Hawaii
corporation



                                    ARTICLE V

    SECTION 1. The officers of the corporation shall consist of a president, one or more vice-presidents as may be prescribed by the bylaws, a secretary and a treasurer, each of whom shall be elected or appointed by the Board of Directors at such time and in such manner as may be prescribed by the bylaws. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by the by-laws. Any two or more offices may be held by the same person.

    All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in the by-laws, or as may be determined by resolution of the Board of Directors not inconsistent with the bylaws.

    SECTION 2. There shall be a Board of Directors of not less than four (4) members. The number of directors may be increased from time to time by the bylaws. The directors shall be elected or appointed and any vacancies at any time occurring in the Board of Directors shall be filled by the stockholders or the Board of Directors in such manner and for such terms as the bylaws may prescribe. The bylaws also may provide for the election or appointment of alternate or substitute directors and their powers and duties.

    SECTION 3. The following persons are the first officers and directors of the corporation:



Name and Office              Residence Address             Mailing Address
---------------              -----------------             ---------------

Richard Henderson            110 Waianuenue Ave.           110 Waianuenue Ave.
Director                     Hilo, HI 96720                Hilo, HI 96720

Brian Barbata                1221 Mokulua Drive            1221 Mokulua Drive
Secretary/Treas.             Kailua, HI 96734              Kailua, HI 96734
Director

Marcus I. Bender             2592 Makiki Heights Dr.       2592 Makiki Heights Dr.
President/Director           Honolulu, HI 96822            Honolulu, HI 96822

John Mayo                    701 Queen St.                 701 Queen St.
Director                     Honolulu, HI 96813            Honolulu, HI 96813

Tate Robinson                4233 Keanu Street, #4         4233 Keanu Street, #4
Vice-President               Honolulu, HI 96816            Honolulu, HI 96816
of Operations


    SECTION 4. All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors except as otherwise provided by law, these Articles of

Incorporation or any by-laws of the corporation; and in furtherance and not in limitation of said general powers, the Board of Directors shall have power: To acquire and dispose of property; to appoint a general manager, branch managers and such other managers, officers or agents of the corporation as in its judgment the business thereof may require, and to confer upon and to delegate to them by power of attorney or otherwise such power and authority as it shall determine; to fix the salaries or compensation of any or all of its officers, agents and employees and in its discretion require the security of any of them for the faithful performance of any of their duties; to declare dividends in accordance with law when it shall deem it expedient; to make rules and regulations not inconsistent with law or these Articles of Incorporation or the bylaws for the transaction of business; to instruct the officers or agents of the corporation with respect thereto and to authorize the voting of stock of other corporations owned or held by this corporation; to incur indebtedness as may be deemed necessary, which indebtedness may exceed the amount of the corporation's capital stock; to create such committee (including an executive committee) and to designate as members of such committees such persons as it shall determine, and to confer upon such committees such powers and authority as may by resolution be set forth for the purpose of carrying on or exercising any of the powers of the corporation; to create and set aside reserve funds for any purpose, and to invest any funds of the corporation in such securities or other property as to it may seem proper; to remove or suspend any officer; and, generally, to do any and every lawful act necessary or proper to carry into effect the powers, purposes and objects of the corporation.

                                  ARTICLE VI

    The corporation shall have succession by its corporate name in perpetuity and shall have all the powers now or which may hereinafter be provided by law for incorporated companies.

                                  ARTICLE VII

    Service of legal process may be made upon the corporation in the manner provided by law.

                                  ARTICLE VIII

    No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of the corporation owned by him; except as agreed to by all of the shareholders.

                                  ARTICLE IX

    Each director or officer, or former director or officer of this corporation, and his legal representatives, shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim in which he is made a party by reason of his being or having been such a director or officer; and any person who, at the request of this corporation, serves as director or officer of another corporation in which this corporation owned corporate stock, and his legal representative, shall in like manner be indemnified by this corporation; provided, that in neither case shall the corporation indemnify such director or officer with respect to any matter as to which he shall be finally adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper, and shall further be indemnified as to any compromise or settlement of any such action, suit or proceeding or claim asserted against such director or officer (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined the officer or director involved was not guilty of negligence or misconduct; but, in taking such action, any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matter, it shall be determined by a committee of three (3) persons appointed by the shareholders at a duly called special meeting or a regular meeting. In determining whether or not a director or officer was guilty of negligence or misconduct in relation to any such matter, the Board of Directors or committee appointed by the shareholders, as the case may be, may rely conclusively upon an opinion of independent counsel selected by such Board or Committee. The right to indemnification herein provided shall not be exclusive of any other right to which such director or officer may be lawfully entitled.

                                   ARTICLE X

    No holder of shares of this corporation shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into stock of any class; and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.

                                  ARTICLE XI

    Before there can be a valid sale or transfer of any of the stock of the corporation by the holder thereof, other than a record holder of stock, or to the corporation, the said holder of such stock to be sold or transferred, whether said stock be owned outright or held as security, must have a written bona fide offer to purchase said stock, signed by some party not a record holder of stock of the corporation who is ready and able to purchase said stock, and said holder desiring to sell shall give notice in writing to the corporation and to each of the remaining holders of stock of the corporation of his desire to sell or transfer the same, which said notice shall set forth fully the price, terms and conditions of said written bona fide offer to purchase, the name of the person desiring to purchase and the reply address of the holder desiring to sell, and said written notice shall be sent by registered mail to the corporation at its registered office and to each of the said remaining record holders of stock at his last known address (the names and last known addresses of the remaining record holders of stock will be given to said holder desiring to sell upon the corporation's receipt of this written request therefor) and the corporation shall have the exclusive right for a period of sixty (60) days from the receipt by the corporation of said written notice within which to elect to purchase said stock to be sold at the same price and upon the same terms and conditions as those contained in said written bona fide offer of stock, and shall have the right to verify the bona fides of any such offer to purchase by contacting the person desiring to purchase said stock and obtaining any reasonable documentation of said offer to purchase, and the holder desiring to sell said stock shall cooperate fully in accomplishing these inquiries upon the written request of the corporation or any of the remaining record holders of stock; PROVIDED, HOWEVER, that the corporation upon electing to purchase said stock being offered for sale shall, within sixty (60) days from the receipt of the above-mentioned written notice by the corporation, mail, by registered mail, to said holder desiring to sell, at his reply address, written notice of such election to purchase; and PROVIDED, FURTHER, that if the corporation does not elect to purchase said stock being offered for sale, then the said remaining record holders of stock shall have the exclusive right for the period of thirty (30) days beginning with the day after the date of expiration of the longest exclusive right theretofore given to any of the said remaining record holders to elect to purchase all of said stock to be sold at the same price and upon the same terms and conditions as those contained in said bona fide offer of purchase; and PROVIDED, FURTHER, that in the event that more than one of said remaining record holders of stock so elect to purchase stock being offered for sale, then the record holders of stock so electing to purchase said stock shall have the right to purchase and shall take the proportions of said stock being offered for sale which the number of shares of stock of the corporation owned by those so electing to purchase respectively bears to the total number of shares of stock owned by all those remaining holders of stock so electing to purchase that the remaining record holders of stock within the aforesaid thirty (30) day exclusive period shall mail, by registered mail, to said holder desiring to sell at his reply address, written notice of such election to purchase; and PROVIDED, FURTHER, that if none of said remaining record holders of stock of the corporation nor the corporation so elects to purchase said stock being offered for sale, then said holder of stock desiring to sell may accept the above-mentioned written bona fide offer to purchase and make a valid sale and transfer of said stock being offered for sale, upon the terms and conditions contained in said written bona fide offer, to said offeror and no other.

    Notwithstanding any of the provisions herein contained, the corporation shall have the right to purchase, in accordance with the laws of the State of Hawaii, now or hereafter in effect, shares of stock of the corporation.

     I CERTIFY UNDER THE PENALTIES OF SECTION 415-136, HAWAII REVISED STATUTES, THAT I HAVE READ THE ABOVE STATEMENTS AND THE SAME ARE TRUE AND CORRECT.

IN WITNESS WHEREOF, the undersigned have set their hands on this 13th day of September, 1994.

                                       /s/  Marcus Bender
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